Exhibit 3.3

llllllllllllllllllllllllllllllllllllllll *090204* BARBARA K. CEGAVSKE Secretary of State 202 North Carson Street Carson City, Nevada 89701-4201 (775) 684-5708 Website: www.nvsos.gov USE BLACK INK ONLY-DO NOT HIGHLIGHT ABOVE SPACE IS FOR OFFICE USE ONLY Certificate of Amendment to Articles of Incorporation For Nevada Profit Corporations (Pursuant to NRS 78.385 and 78.390 -After Issuance of Stock) r1-·-.-·-N---a--m-. --e--·--o--f--c--o.-r-p--o--ra-t-io--n-:---·---------------------------------------------------------......-------. on reux_c_a i-ta l-C_o ------------------------------------------------------------·- ------··---···----------r2. . The art-ic-l-e-s--h-a-v-e--b-e--e-n·a-m-e-n-d-ed-as foJJo,.,ws: (prov·i·d·e--a-r-t-ic-l-e-n--u-m-·b-e-r·s, if avai-la-b-l-e-} ----··-·--··--------· 1 The name of the corporation has been changed from Montreux Capital Corp. to Assure Holdings Corp I I l -...---··"·--------------·----·--------------------------------------------.... ,., ---.·---------··----· ,_ 3. The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation* have voted in favor of the amendment is:[ =--- - :: IQQ Il_ . . c··---------------J Date: [---=---4. Effective date and time offiling: (optional) T1me: , , -··... ----··---(must not be later than 90 days after the certificate is filed) 5. Signature: required) X *If any propose men ent would alter or change any preference or any relative or other right given to any class or series of outstanding sha s, then he amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless to lilrritatiorrs or restr ietiol'ls Ol'l tl'le vetiRg 190'#er tf:lereef. IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected. Nevada Secretary of State Amend Profit-After Revised: 1-5-15 This form must be accompanied by appropriate fees. Certificate of Amendment (PURSUANT TO NRS 78.385 AND 78.390) .......... .......... . .........